Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(540) 829-1603

farrarj@vfgi.net

Planters Bank & Trust Company and Virginia Heartland Bank

Enter into Regulatory Agreements

CULPEPER, VA, March 24, 2004—Virginia Financial Group, Inc. (NASDAQ: VFGI) announced today that two of its subsidiary banks—Planters Bank & Trust Company, Staunton, Va., and Virginia Heartland Bank, Fredericksburg, Va. (the “Banks”)—have entered into written agreements with the Federal Reserve Bank of Richmond to enhance their compliance with federal anti-money laundering regulations.

After being informed of the deficiencies by the Reserve Bank in June 2003, the Banks immediately implemented programs to improve the Banks’ systems of internal controls to ensure compliance with all applicable provisions of federal anti-money laundering laws and regulations. In December 2003, the boards of directors of the Banks adopted a company-wide anti-money laundering program, which has been provided to the Reserve Bank and will be reviewed under the written agreements.

O. R. Barham, Jr., President and Chief Executive Officer of Virginia Financial Group, stated: “Over the past eight months, since this was first brought to our attention, we have made it our highest priority to address the concerns raised by the Federal Reserve. Our immediate focus is to make certain that the comprehensive compliance program now in place is approved by the Federal Reserve and that the written agreements with our two banks are lifted as soon as reasonably possible.” Mr. Barham added: “We are, and always have been, committed to maintaining our culture of exemplary regulatory compliance, and we look forward to working with the Federal Reserve to develop state-of-the-art policies and controls.”

This press release contains forward-looking statements, as defined by federal securities laws. These statements may address certain results that are expected or anticipated to occur or otherwise state the company’s predictions for the future. A forward-looking statement in this press release encompasses any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief herein. These particular forward-looking statements and all other statements that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially.

Please refer to Virginia Financial Group’s filings with the Securities and Exchange Commission for additional information about the company. The filings may be accessed at www.vfgi.net.